FIRST AMENDMENT TO THE
RUBY TUESDAY, INC. SALARY DEFERRAL PLAN

THIS FIRST AMENDMENT to the Ruby Tuesday, Inc. Salary Deferral Plan (the “Plan”) is made on this 29 day of July, 2015 by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (the “Primary Sponsor”).

WHEREAS, the Primary Sponsor maintains the Plan, which was last amended and restated by an indenture dated January 7, 2015;

WHEREAS, the Primary Sponsor now desires to amend the Plan to revise the matching contribution formula, to provide immediate vesting of matching contributions, and add a Roth contribution feature.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan as follows:

1.           By deleting, effective for payroll periods beginning on and after to September 2, 2015, the existing Section 3.2 and substituting therefor the following:

“3.2           Matching Contributions.

(a)           Each Plan Sponsor proposes to make matching contributions to the Company Matching Account of a Participant in an amount equal to a discretionary percentage, as determined by the Primary Sponsor, of no less than twenty-five percent (25%) of the Participant’s Deferral Amounts (including Catch-Up Contributions and Roth Elective Deferrals), to the extent such Deferral Amounts do not exceed a discretionary percentage, as determined by the Primary Sponsor, of the Participant’s Annual Compensation of not less than the first three percent (3%) of such Annual Compensation and not in excess of the first six percent (6%) of such Annual Compensation.

(b)           With respect to contributions under Subsection (a), the Primary Sponsor may, in its discretion, make such contributions as of the last day of any time period specified by the Primary Sponsor (which period may be no shorter than a payroll period and no longer than a Plan Year).  A Participant must be an Eligible Employee as of the last day of any such period to be eligible to receive any such contribution.”

2.           By deleting, effective for Participants who have not experienced a Termination of Employment prior to September 2, 2015, the existing Section 8.5 and substituting therefor the following:

“8.5           Vesting.  A Participant shall be fully vested in his Account at all times.”

3.           By adding, effective for payroll periods beginning on and after to September 2, 2015, the following new Appendix E, titled “ROTH ELECTIVE DEFERRALS” to the Plan:

“APPENDIX E
ROTH ELECTIVE DEFERRALS

SECTION 1
PURPOSE

The purpose of this Appendix E to the Plan is to modify, supersede and supplement the terms of the Plan as they relate to Roth Elective Deferrals under the Plan.  This Appendix is to be construed in accordance with Code Section 402A and Treasury Regulations Section 1.401(k)-1(f) and any applicable guidance or regulations issued thereunder.

SECTION 2
GENERAL RULES

(a)           The provisions of this Appendix will apply to Roth Elective Deferrals beginning on or after September 2, 2015.

(b)           As of September 2, 2015, the Plan will accept Roth Elective Deferrals made on behalf of Participants.  A Participant’s Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in Section 3 of this Appendix.

(d)           Unless specifically stated otherwise in this Appendix, Roth Elective Deferrals will be treated in the same manner as Elective Deferrals or, if applicable, as Catch-Up Contributions, for all purposes under the Plan.

(d)           Roth Elective Deferrals will be aggregated with Elective Deferrals when determining the limitations described in Section 3.1 of the Plan, Appendix A, and Appendix C.

(e)           The making of Roth Elective Deferrals shall be subject to such administrative procedures as the Plan Administrator may prescribe pursuant to Section 3.1(d) of the Plan and the Plan Administrator shall have the same discretionary authority to administer the Plan with respect to Roth Elective Deferrals as it does with respect to all other aspects of the Plan.

SECTION 3
SEPARATE ACCOUNTING

(a)           The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account in a separate Roth Elective Deferral Account.

(b)           Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account established for the Roth Elective Deferrals maintained for each Participant.

(c)           Roth Elective Deferral Accounts are invested among the available Investment Funds in accordance with Section 5 of the Plan.

(d)           Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other Accounts under the Plan.

(e)           No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

(f)           For purposes of determining whether an amount being distributed pursuant to Section 8.1(c) of the Plan will be subject to a direct rollover by the Administrator, a Participant’s Roth Elective Deferral Account will be considered separately from the amount within the Participant's non-Roth Account.

SECTION 4
LOANS AND IN-SERVICE WITHDRAWALS

(a)           All or any portion of a Participant’s Roth Elective Deferral Account maintained under the Plan may be loaned in accordance with Section 6 of the Plan and subject to such other rules as the Plan Administrator may from time to time prescribe.

(b)           A Participant may withdraw all or any portion of his or her Roth Elective Deferral Account maintained under the Plan in accordance with Sections 7.1 and 7.3 of the Plan.  Any withdrawal of a Participant’s Roth Elective Deferral Account will be subject to (i) the distribution rules of Code Section 402A(d) and any applicable guidance or regulations issued thereunder, and (ii) the rules and limitations as the Plan Administrator may from time to time prescribe.

(c)           A Participant may withdraw all or any portion of his or her Roth Elective Deferral Rollover Account maintained under the Plan by submitting a request in the form and subject to such rules and limitations as the Plan Administrator may from time to time prescribe.  Any withdrawal of a Participant’s Roth Elective Deferral Rollover Account will be subject to the distribution rules of Code Section 402A(d) and any applicable guidance or regulations issued thereunder.

SECTION 5
DIRECT ROLLOVERS

(a)           Notwithstanding Section 11.2 of the Plan, a Direct Rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c) and Treasury Regulations Section 1.401(k)-1(f)(3)(ii).

(b)           The Plan will accept a rollover contribution of Roth elective deferrals to a Roth Elective Deferral Rollover Account only if it is a Direct Rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(c)           The Plan will not provide for a Direct Rollover (including an automatic rollover to an individual retirement plan designated by the Plan Administrator) for distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year.  In addition, any distribution from a Participant’s Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a year.

(d)           The provisions of the Plan that allow a Participant to elect a Direct Rollover of only a portion of an Eligible Rollover Distribution, but only if the amount rolled over is at least $500, is applied by treating any amount distributed from the Participant’s Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.

(e)           A Participant’s Roth Elective Deferral Account and the Participant’s other Accounts under the Plan are treated as accounts held under two separate plans (within the meaning of Code Section 414(l)) for purposes of applying Sections 8.1(c) and 9.1(b) of the Plan (regarding the automatic rollover rules for mandatory distributions under Code Section 401(a)(31)(B)(i)(I)) and the special rules in A-9 through A-11 of Treasury Regulations Section 1.401(a)(31)-1.

Thus, if a Participant has less than $1,000 in the Participant’s Roth Elective Deferral Account and less than $1,000 in the Participant’s other Accounts, the Plan will not provide the Participant with an automatic rollover with respect to the Participant’s Roth Elective Deferral Account or the other Accounts even if the total vested Account of the Participant under the Plan exceeds $1,000.

SECTION 6
EXCESS DEFERRAL AMOUNTS

In the case of a recharacterization or distribution of Excess Deferral Amounts under Section 3 of Appendix C, a Highly Compensated Eligible Participant may designate the extent to which the Excess Deferral Amount is composed of Elective Deferrals and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year. If the Highly Compensated Eligible Participant does not designate which type of elective deferrals are to be distributed, the Plan will distribute Elective Deferrals first.

SECTION 7
DEFINITIONS

As used in this Appendix, the following words and phrases shall have the meaning set forth below:

(a)           Roth Elective Deferral.  A Roth Elective Deferral is an elective deferral that is:

(i)           irrevocably designated by the Participant at the time the Participant elects to make a cash or deferred election under Section 3.1 of the Plan as a Roth Elective Deferral that is being made in lieu of all or a portion of the Elective Deferrals the Participant is otherwise eligible to make under the Plan; and

(ii)           includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(b)           Roth Elective Deferral Account.  The Roth Elective Deferral Account is the account which shall reflect a Participant’s interest in Roth Elective Deferrals and earning and losses thereon.

(c)           Roth Elective Deferral Rollover Account.  The Roth Elective Deferral Rollover Account is the account which shall reflect a Participant’s interest in Roth Elective Deferral rollover amounts and earning and losses thereon.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:           /s/ James J. Buettgen
Name:      James J. Buettgen
Title:        Chairman, President & Chief Executive Officer

ATTEST:

By:           /s/ Rhonda Parish
Name:       Rhonda Parish
Title:         Chief Legal Officer & Secretary

[CORPORATE SEAL]